Exhibit 99.1
Ames True Temper Reports Fourth Quarter 2009 Results
CAMP HILL, Pennsylvania, December 14, 2009 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of Q4 2009 (fourteen week period ended October 3, 2009).
Fourth Quarter 2009 Results
Net sales for Q4 2009 were $87.5 million, a 7.8% decrease over $94.9 million in Q4 2008 (thirteen week period ended September 27, 2008). Net income for Q4 2009 was $3.4 million, compared to a net loss of $21.9 million for Q4 2008. Adjusted EBITDA (which is reconciled to net income (loss) on the attached table) for Q4 2009 was $10.8 million compared to $5.3 million for Q4 2008.
Fiscal 2009 Results
Net sales for fiscal 2009 (fifty-three week period ended October 3, 2009) were $452.2 million, a 10.2% decrease compared to $503.5 million for fiscal 2008 (fifty-two week period ended September 27, 2008). Net income for fiscal 2009 was $4.6 million, compared to a net loss of $16.4 million for fiscal 2008. Adjusted EBITDA (which is reconciled to net income (loss) on the attached table) for fiscal 2009 was $59.7 million compared to Adjusted EBITDA for fiscal 2008 of $55.0 million.
Borrowing on the credit facility as of October 3, 2009 was $17.5 million compared to $40.0 million as of September 27, 2008. Availability on the credit facility at October 3, 2009 was $49.5 million. “Our diligent efforts on managing costs and improving working capital have resulted in lower usage of our revolving credit line,” stated CFO Dave Nuti.
“Operating income and Adjusted EBITDA improved in both Q4 and fiscal 2009 over prior year. In light of the continued weak demand we are pleased with our operating performance for Q4 and 2009,” stated President and CEO Duane Greenly.
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
* We depend on a small number of customers for a significant portion of our business;
* Our results of operations have been and may continue to be adversely impacted by macroeconomic events;
* Increased reliance on third party suppliers and manufacturers may decrease our ability to meet customer demand;
* If we are unable to obtain raw materials for our products at favorable prices it could adversely impact our operating performance;
* We are subject to risks associated with our foreign operations, especially our operations in China;
* Unseasonable weather could have a negative impact on our business and financial results;
* Our lawn and garden sales are highly seasonal, which could impact our cash flow and operating results;
* Our industry is highly competitive and we may not be able to compete successfully;
* Further consolidation in the retail industry may adversely affect our results of operations;
* A failure to successfully introduce new products could result in a reduction in sales and floor space at retailers that carry our products;
* The products that we manufacture could expose us to product liability claims;
* Our ability to pay our debt or seek alternative financing may be adversely impacted by the other factors listed herein;
* Environmental health and safety laws, ordinances, and regulations impose risks and costs on us;
* We depend on the service of key individuals, the loss of any of which could materially harm our business;
* Unionized employees could strike or participate in a work stoppage; and
* We may not be able to acquire complementary lawn and garden product manufacturers or brands. In addition, pursuing or completing acquisitions may negatively impact our operating results, divert management’s attention from operating our core business, and expose us to other risks.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by or described in the forward-looking statements will occur or, if any of them do, what impact they will have on the business, results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 3,	September 27,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$33,609	$17,159
Trade receivables, net	42,449	59,168
Inventories	90,305	110,891
Assets held for sale	—	1,025
Prepaid expenses and other current assets	6,315	6,156

Total current assets	172,678	194,399

Property, plant and equipment, net	44,239	55,237
Intangibles, net	53,681	56,149
Goodwill	57,494	58,242
Other noncurrent assets	6,531	9,798

Total assets	$334,623	$373,825

Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$18,214	$35,691
Accrued interest payable	5,392	6,021
Accrued expenses and other current liabilities	26,642	27,634
Revolving loan	17,500	40,010
Current portion of long-term debt and capital lease obligations	489	554

Total current liabilities	68,237	109,910

Deferred income taxes	13,672	11,348
Long-term debt	299,791	300,130
Accrued retirement benefits	51,836	26,108
Other liabilities	12,661	10,534

Total liabilities	446,197	458,030
Commitments and contingencies
Stockholder’s deficit:
Total stockholder’s deficit	(111,574)	(84,205)

Total liabilities and stockholder’s deficit	$334,623	$373,825

ATT Holding Co.
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Fourteen week		Thirteen week
	period ended		period ended
	October 3, 2009		September 27, 2008

Net sales	$87,528	100.0%	$94,949	100.0%

Cost of goods sold	57,618	65.8%	70,154	73.9%

Gross profit	29,910	34.2%	24,795	26.1%

Selling, general and administrative expenses	24,695	28.2%	24,482	25.8%
Loss on disposal of fixed assets	488	0.6%	298	0.3%
Amortization of intangible assets	303	0.3%	340	0.4%
Impairment charges	800	0.9%	15,583	16.4%

Operating income (loss)	3,624	4.1%	(15,908)	-16.8%

Interest expense	7,288	8.3%	8,184	8.6%
Other (income) expense (a)	(6,167)	-7.0%	2,605	2.7%

Income (loss) before income taxes	2,503	2.9%	(26,697)	-28.1%

Income tax benefit	(879)	-1.0%	(4,764)	-5.0%

Net income (loss)	$3,382	3.9%	$(21,933)	-23.1%

(a)	Other (income) expense for the periods ended October 3, 2009 and September 27, 2008 includes $6,391 of unrealized foreign currency gain and $2,461 of unrealized foreign currency loss, respectively, related to a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Fifty-three week		Fifty-two week
	period ended		period ended
	October 3, 2009		September 27, 2008

Net sales	$452,191	100.0%	$503,453	100.0%

Cost of goods sold	325,919	72.1%	372,609	74.0%

Gross profit	126,272	27.9%	130,844	26.0%

Selling, general and administrative expenses	86,838	19.2%	96,258	19.1%
Loss on disposal of fixed assets	1,389	0.3%	829	0.2%
Amortization of intangible assets	1,214	0.3%	1,363	0.3%
Impairment charges	1,727	0.4%	15,783	3.1%

Operating income	35,104	7.8%	16,611	3.3%

Interest expense	29,708	6.6%	33,812	6.7%
Other (income) expense (a)	(524)	-0.1%	3,075	0.6%

Income (loss) before income taxes	5,920	1.3%	(20,276)	-4.0%

Income tax expense (benefit)	1,363	0.3%	(3,854)	-0.8%

Net income (loss)	$4,557	1.0%	$(16,422)	-3.3%

(a)	Other income for the period ended October 3, 2009 includes $2,402 of unrealized foreign currency loss related to a U.S. dollar denominated intercompany note issued by a Canadian subsidiary, $1,209 of unrealized foreign currency gain related to a U.S. dollar bank account held by a Canadian subsidiary and $1,523 of realized foreign currency gain related to foreign currency forward contracts. Other expense for the period ended September 27, 2008 includes $3,001 of unrealized foreign currency loss related to the intercompany note.

ATT Holding Co.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Fourteen week	Thirteen week
	period ended	period ended
	October 3, 2009	September 27, 2008

Net income (loss)	$3,382	$(21,933)

Depreciation of property, plant and equipment	4,608	4,026
Amortization of intangible assets	303	340
Interest expense	7,288	8,184
Income tax benefit	(879)	(4,764)

EBITDA (a)	14,702	(14,147)

Adjustments to EBITDA:
Equity sponsor fees and other expenses (b)	1,018	1,009
Impairment charges (c)	800	15,583
Loss on disposal of fixed assets (d)	488	298
Net unrealized (gain) loss (e)	(6,167)	2,605

Adjusted EBITDA (a)	$10,841	$5,348

(a)	“EBITDA” is calculated as net income plus income tax benefit, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our Revolving Loan are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our Revolving Loan was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(c)	Consists of charges related to the impairment of trade names which was the result of the Company’s annual impairment test.

(d)	Consists of losses on disposition of property, plant and equipment.

(e)	Consists primarily of an unrealized foreign currency (gain) loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Fifty-three week	Fifty-two week
	period ended	period ended
	October 3, 2009	September 27, 2008

Net income (loss)	$4,557	$(16,422)

Depreciation of property, plant and equipment	16,433	15,768
Amortization of intangible assets	1,214	1,363
Interest expense	29,708	33,812
Income tax expense (benefit)	1,363	(3,854)

EBITDA (a)	53,275	30,667

Adjustments to EBITDA:
Cost savings initiatives (b)	—	(77)
One-time costs for new long handle tool distribution (c)	—	500
Equity sponsor fees and other expenses (d)	2,294	4,233
Impairment charges (e)	1,727	15,783
Loss on disposal of fixed assets (f)	1,389	829
Net unrealized losses (g)	982	3,106

Adjusted EBITDA (a)	$59,667	$55,041

(a)	“EBITDA” is calculated as net income plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our Revolving Loan are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our Revolving Loan was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents changes in accrual estimates related to an acquisition.

(c)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(d)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(e)	Fiscal 2009 consists mainly of $818 in impairment of long lived assets and $800 in charges related to the impairment of trade names. In fiscal 2008, impairment charges mainly related to trade name impairment of $15,583.

(f)	Consists of losses on disposition of property, plant and equipment.

(g)	Fiscal 2009 consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary of $2,402 and $1,209 of an unrealized foreign currency gain related to a U.S. dollar bank account held by a Canadian subsidiary. In fiscal 2008, unrealized losses consists primarily of $3,001 related to the intercompany note.